Exhibit 23.1

Kenne Ruan, CPA, P.C.       Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525
kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10-KSB of Firstway Enterprises Inc of our report dated March 28, 2008, relating to the financial statements of the period from January 9, 2007 (inception) to December 31, 2007.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut
March 28, 2008